Exhibit 15.1
Our ref ELB/604835/2733219v1
The9 Limited
Building No.3, 690 Bibo Road
Zhang Jiang Hi-Tech Park
Pudong New Area, Pudong
Shanghai 201203, People’s Republic of China
30 June 2008
Dear Sirs,
RE: The9 Limited (the “Company”)
We consent to the reference to our firm under the heading “Taxation” in the Company’s Annual Report on Form 20-F for the year ended December 31, 2007, which will be filed with the Securities and Exchange Commission in the month of June 2008.

Yours faithfully
/s/ Maples and Calder
Maples and Calder